UNITED STATES

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Allergan, Inc.

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Allergan ALLERGAN Our pursuit. Life’s potential.® GLOBAL LOCATIONS CONTACT US SEARCH ABOUT US WHAT WE TREAT PRODUCTS R&D MEDICAL AFFAIRS NEWSROOM NEWSROOM INVESTORS RESPONSIBILITY CAREERS An Open Letter From Our Customers Over the last six months, physicians from around the world have approached Allergan to raise significant concerns about the consequences of Valeant Pharmaceuticals International, Inc.’s attempted hostile acquisition of Allergan. Many of those physicians also expressed a desire to publicly voice their perspective and asked Allergan to assist by providing them with an appropriate forum. In response, Allergan prepared the following open letters for signature by physicians. Allergan notes that all physicians who sign the open letters are doing so voluntarily and are not being compensated in any way by Allergan. PLEASE JOIN YOUR COLLEAGUES IN SIGNING THE OPEN LETTER— CLICK HERE TO SIGN OPHTHALMOLOGISTS OPTOMETRISTS DERMATOLOGISTS PLASTIC SURGEONS ALL OTHER PHYSICIANS AND HEALTHCARE PROFESSIONALS AN OPEN LETTER FROM OUR CUSTOMERS For more than 60 years, Allergan has been a leading multi-specialty health care company recognized for its professionalism and commitment to advancing science. Allergan has remained steadfast in its commitment to developing and providing important products and treatments. In doing so, Allergan has consistently demonstrated its leadership by supporting physicians in all critical areas of their practices so they can provide the best possible patient care, including by making industry-leading investments in innovative research and development (R&D), as well as in patient, physician and staff education, clinical study support, advocacy, reimbursement guidance and patient assistance programs. Allergan’s success has been our success and vice versa. The undersigned, who spend our lives working to bring patients the best possible treatments, are alarmed by Valeant Pharmaceuticals International, Inc.’s unsolicited proposal to acquire Allergan. Based on Valeant’s publicly disclosed targets, its acquisition of Allergan would greatly decrease funding for R&D and would thus negatively impact our practices and our ability to provide the highest quality care to our patients. As members of the global medical community, we would like to recognize Allergan for all that the company has done for our ability to practice and for our patients. We are greatly concerned about the potential loss of one of the few remaining large innovation-focused health care companies. As leaders in our profession, we are committed to supporting those companies that share our unwavering priorities relating to innovation, clinical advancement, education and training to improve patient care. Allergan CEO Blog Series Go to allerganviews.com to check out the Allergan Blog Series by David E. I. Pyott, Chairman of the Board and Chief Executive Officer of Allergan, Inc. View site Allergan’s Corporate Social Responsibility Program Learn more about Allergan’s Corporate Social Responsibility Program Learn more Follow Allergan, Inc. on: Global in reach. Specialized in focus. Allergan, Inc. is a multi-specialty health care company focused on discovering, developing and commercializing innovative pharmaceuticals, biologics, medical devices and over-the-counter consumer products that enable people to live life to its greatest potential — to see more clearly, move more freely, express themselves more fully. Our focus fosters deep engagement with medical specialists and we make it our business to listen closely to their needs so that together we can advance patient care. We combine this strategic focus with a diversified approach that enables us to follow our research and development into new specialty areas where unmet needs are significant. In partnership with the medical community, we bring scientific excellence and rigor to deliver leading products that improve patient outcomes. And, we go above and beyond this to provide education and information, with the highest level of integrity, that helps patients to fully understand the choices available to them and make well-informed treatment decisions with their doctors. We know we AGN NYSE 196.51 (1.17) Volume 3,777,300 GLOBAL LOCATIONS Learn about our worldwide locations. Search by country SUBMIT NEWS & EVENTS 11.12.14 FDA Approves New Styles of Allergan’s NATRELLE® 410 Highly Cohesive Anatomically Shaped Silicone-Filled Breast Implants 11.12.14 Allergan Board of Directors Announces Approval of Amendments to Company’s Bylaws Allergan 11.05.14 New Survey Shows Nearly 60% Of Women are successful when doctors and patients place their trust in our products and our company, when our employees excel and when our efforts make a meaningful difference in the lives of the patients and communities we serve.
We are pleased to offer a number of leading products, including: BOTOX® (onabotulinumtoxinA), RESTASIS® (cyclosporine ophthalmic emulsion) 0.05%, LUMIGAN® (bimatoprost ophthalmic solution) 0.01%, BOTOX® Cosmetic (onabotulinumtoxinA), and the JUVÉDERM® family of dermal fillers. Please look through this Web site for more information, including Important Safety Information, about these products and our full portfolio of products. Say They Would Rather Have A More Youthful Looking Face Than A More Youthful Looking Body1 More news © 2014 Allergan, Inc. All Rights Reserved. Site Map | PRIVACY POLICY AND TERMS OF USE Information posted to this Web site is intended for U.S. residents. Please visit the local Allergan Web site for your country for information concerning Allergan products and services available in your country of residence.

ALLERGAN Our pursuit. Life Potential.® GLOBAL LOCATION CONTACT US An Open Letter From Our Customers An Open Letter From Our Customers Over the last six months, physicians from around the world have approached Allergan to raise significant concerns about the consequences of Valeant Pharmaceuticals International, Inc.’s attempted hostile acquisition of Allergan. Many of those physicians also expressed a desire to publicly voice their perspective and asked Allergan to assist by providing them with an appropriate forum. In response, Allergan prepared the following open letter for signature by physicians. Allergan notes that all physicians who sign the open letters are doing so voluntarily and are not being compensated in any way by Allergan. An Open Letter to the Medical Community From Physicians and Healthcare Professionals: For more than 60 years, Allergan has been a leading multi-specialty health care company recognized for its professionalism and commitment to advancing science. Allergan has remained steadfast in its commitment to developing and providing important products and treatments. In doing so, Allergan has consistently demonstrated its leadership by supporting physicians in all critical areas of their practices so they can provide the best possible patient care, including by making industry-leading investments in innovative research and development (R&D), as well as in patient, physician and staff education, clinical study support, advocacy, reimbursement guidance and patient assistance programs. Allergan’s success has been our success and vice versa. The undersigned, who spend our lives working to bring patients the best possible treatments, are alarmed by Valeant Pharmaceuticals International, Inc.’s unsolicited proposal to acquire Allergan. Based on Valeant’s publicly disclosed targets, its acquisition of Allergan would greatly decrease funding for R&D and would thus negatively impact our practices and our ability to provide the highest quality care to our patients. As members of the global medical community, we would like to recognize Allergan for all that the company has done for our ability to practice and for our patients. We are greatly concerned about the potential loss of one of the few remaining large innovation-focused health care companies. As leaders in our profession, we are committed to supporting those companies that share our unwavering priorities relating to innovation, clinical advancement, education and training to improve patient care. Sign the open letter: *Required field First name* Last name* Title* Optional fields Additional titles* City Select your state United States Please enter the words below and click submit 104 ReCAPTCHATM Privacy & Terms SUBMIT Click here to find important information on Allergan’s solicitation materials. Click here to read additional letters of support from our customers. An Open Letter From Our Customers Important Information This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. Allergan has filed a solicitation/recommendation statement on Schedule 14D-9, as amended, with the SEC in response to the exchange offer by Valeant Pharmaceuticals, Inc. that has been mailed to Allergan’s stockholders. In addition, Allergan has filed a preliminary proxy statement with the SEC and will file a definitive proxy statement with the SEC. The definitive proxy statement will be mailed to Allergan’s stockholders. INVESTORS AND STOCKHOLDERS OF ALLERGAN ARE ENCOURAGED TO READ THESE AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY MAY FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain free copies of these documents as they become available and any other documents filed with the SEC by Allergan at the SEC’s website at www.sec.gov. In addition, copies will also be available at no charge at the Investors section of Allergan’s website at www.allergan.com. Copies of these materials may also be requested from Allergan’s information agent, Innisfree M&A Incorporated, toll-free at 877-800-5187. Allergan, its directors and certain of its officers and employees are participants in solicitations of Allergan stockholders. Information regarding the names of Allergan’s directors and executive officers and their respective interests in Allergan by security holdings or otherwise is set forth in Allergan’s proxy statement for its 2014 annual meeting of stockholders, filed with the SEC on March 26, 2014, as supplemented by the proxy information filed with the SEC on April 22, 2014. Additional information can be found in Allergan’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on February 25, 2014 and its Quarterly Report on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014, filed with the SEC on May 7, 2014 and August 5, 2014, respectively. To the extent holdings of Allergan’s securities have changed since the amounts printed in the proxy statement for the 2014 annual meeting of stockholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. ©2014 Allergan, Inc. All Rights Reserved. Home | Site Map | PRIVACY POLICY AND TERMS OF USE Information posted to this Web site is intended for U.S. residents. Please visit the local Allergan Web site for your country for information concerning Allergan products and services available in your country of residence.

An Open Letter From Our Customers ALLERGAN Our pursuit. Life’s Potential.® GLOBAL LOCATIONS CONTACT US An Open Letter From Our Customers Over the last six months, physicians from around the world have approached Allergan to raise significant concerns about the consequences of Valeant Pharmaceuticals International, Inc.’s attempted hostile acquisition of Allergan. Many of those physicians also expressed a desire to publicly voice their perspective and asked Allergan to assist by providing them with an appropriate forum. In response, Allergan prepared the following open letter for signature by physicians. Allergan notes that all physicians who sign the open letters are doing so voluntarily and are not being compensated in any way by Allergan. An Open Letter to the Medical Community From Plastic Surgeons: For more than 60 years, Allergan has been a leading multi-specialty health care company recognized for its professionalism and commitment to advancing science. Allergan has remained steadfast in its commitment to developing and providing important products and treatments. In doing so, Allergan has consistently demonstrated its leadership by supporting physicians in all critical areas of their practices so they can provide the best possible patient care, including by making industry-leading investments in innovative research and development (R&D), delivering premium quality products, creating new markets, physician support and services, training and education, and clinical study support. Allergan’s success has been our success and vice versa. The undersigned, who spend our lives working to bring patients the best possible treatments, are alarmed by Valeant Pharmaceuticals International, Inc.’s unsolicited proposal to acquire Allergan. Based on Valeant’s publicly disclosed targets, its acquisition of Allergan would greatly decrease funding for R&D and would thus negatively impact our practices and our ability to provide the highest quality care to our patients. As members of the global medical community, we would like to recognize Allergan for all that the company has done for our ability to practice and for our patients. We are greatly concerned about the potential loss of one of the few remaining large innovation-focused health care companies. As leaders in our profession, we are committed to supporting those companies that share our unwavering priorities relating to innovation, clinical advancement, education and training to improve patient care. Sign the open letter: *Required field First name* Last name* Title* Optional fields Additional titles City Select your state United States Please enter the words below and click submit 16601 Privacy & Terms ReCAPTCHATM SUBMIT Click here to find important information on Allergan’s solicitation materials. Click here to read additional letters of support from our customers. An Open Letter From Our Customers Important Information This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. Allergan has filed a solicitation/recommendation statement on Schedule 14D-9, as amended, with the SEC in response to the exchange offer by Valeant Pharmaceuticals, Inc. that has been mailed to Allergan’s stockholders. In addition, Allergan has filed a preliminary proxy statement with the SEC and will file a definitive proxy statement with the SEC. The definitive proxy statement will be mailed to Allergan’s stockholders. INVESTORS AND STOCKHOLDERS OF ALLERGAN ARE ENCOURAGED TO READ THESE AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY MAY FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain free copies of these documents as they become available and any other documents filed with the SEC by Allergan at the SEC’s website at www.sec.gov. In addition, copies will also be available at no charge at the Investors section of Allergan’s website at www.allergan.com. Copies of these materials may also be requested from Allergan’s information agent, Innisfree M&A Incorporated, toll-free at 877-800-5187. Allergan, its directors and certain of its officers and employees are participants in solicitations of Allergan stockholders. Information regarding the names of Allergan’s directors and executive officers and their respective interests in Allergan by security holdings or otherwise is set forth in Allergan’s proxy statement for its 2014 annual meeting of stockholders, filed with the SEC on March 26, 2014, as supplemented by the proxy information filed with the SEC on April 22, 2014. Additional information can be found in Allergan’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on February 25, 2014 and its Quarterly Report on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014, filed with the SEC on May 7, 2014 and August 5, 2014, respectively. To the extent holdings of Allergan’s securities have changed since the amounts printed in the proxy statement for the 2014 annual meeting of stockholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. ©2014 Allergan, Inc. All Rights Reserved. Home | Site Map | PRIVACY POLICY AND TERMS OF USE
Information posted to this Web site is intended for U.S. residents. Please visit the local Allergan Web site for your country for information concerning Allergan products and services available in your country of residence.